EXHIBIT 99.1
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                               CONTINUATION SHEET

Explanation of Responses:
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(1)  Upon the effectiveness of the initial public offering (the "IPO") of
     Sunesis Pharmaceuticals, Inc. (the "Company") and after giving effect to the reverse stock split that occurred in connection with the IPO, all of the shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock held by Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership (and together with two affiliated partnerships, "WPEP") converted into shares of common stock of the Company (the "Common Stock").

(2) WPEP also purchased an additional 445,000 shares of Common Stock in connection with the IPO at the offering price of $7.00 per share.

(3) These shares are held by WPEP. Warburg Pincus Partners LLC, a New York limited liability company ("WPP LLC") and a subsidiary of Warburg Pincus & Co., a New York general partnership ("WP"), is the general partner of WPEP. WPEP is managed by Warburg Pincus LLC, a New York limited liability company ("WP LLC").

(4) By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, each of WPEP, WPP LLC, WP and WP LLC may be deemed to be the beneficial owner of all of the shares of Common Stock owned by WPEP. Each of WPP LLC, WP and WP LLC disclaim beneficial ownership of all shares of the Common Stock owned by WPEP, except to the extent of any indirect pecuniary interest therein.
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Designated Filer:         Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:   Sunesis Pharmaceuticals, Inc. (SNSS)
Date of Event Requiring Statement:  September 27, 2005


1.   Name: Warburg, Pincus Equity Partners, L.P.
     Address: 466 Lexington Avenue
     New York, New York  10017

2.   Name: Warburg Pincus & Co.
     Address: 466 Lexington Avenue
     New York, New York  10017

3.   Name: Warburg Pincus LLC
     Address: 466 Lexington Avenue
     New York, New York  10017

4.   Name: Warburg Pincus Partners LLC
     Address: 466 Lexington Avenue
     New York, New York  10017


                      WARBURG PINCUS & CO.


                      By: /s/ Scott A. Arenare          September 29, 2005
                          ------------------------      ------------------
                          Name:  Scott A. Arenare              Date
                          Title:  Partner


                      WARBURG PINCUS LLC

                      By: /s/ Scott A. Arenare          September 29, 2005
                          ------------------------      ------------------
                          Name:  Scott A. Arenare              Date
                          Title: Member


                      WARBURG PINCUS PARTNERS LLC
                        By: Warburg Pincus & Co.
                            its Managing Member

                      By: /s/ Scott A. Arenare          September 29, 2005
                          ------------------------      ------------------
                          Name:  Scott A. Arenare              Date
                          Title:  Partner